UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2011

ORAMED PHARMACEUTICALS INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-50298 (Commission File Number)	98-0376008 (IRS Employer Identification No.)

Hi-Tech Park 2/5 Givat Ram
PO Box 39098
Jerusalem, Israel 91390
 (Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: 972-2-566-0001

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02	TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

On March 31, 2011, Oramed Pharmaceuticals Inc. (the "Company") and Oramed Ltd., its wholly-owned subsidiary, closed the previously announced transactions with Entera Bio Ltd. ("Entera") and D.N.A Biomedical Solutions Ltd. (formerly Laser Detect Systems Ltd.) ("DNA"), which are described in the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on February 28, 2011 and incorporated herein by reference.

Upon the closing, Oramed Ltd. entered into a Termination Agreement with D.N.A and Entera with respect to the Joint Venture Agreement entered into on June 1, 2010 in connection with the formation of Entera.  Pursuant to the Termination Agreement, the Joint Venture Agreement was terminated and each party  released the other from any and all actions, claims and/or demands which it may have against each other arising out of and/or in connection with the Joint Venture Agreement and the transactions contemplated thereunder.

ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

To the extent required by Item 2.01 of Form 8-K, the information set forth in Item 1.02 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

ITEM 8.01	OTHER EVENTS

On March 9, 2011, the Company issued a press release announcing that it had completed a capital raise of $3,356,000 in a private placement of 10,487,500 shares of its common stock with a select group of investors.

A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference herein.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

Exhibit Number	Description

99.1	Press Release dated March 9, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORAMED PHARMACEUTICALS INC.
Dated: April 6, 2011
	By:	/s/ Nadav Kidron
Name: Nadav Kidron
Title: President, CEO and Director

Exhibit Index

Exhibit Number	Description

99.1	Press Release dated March 9, 2011.